EXHIBIT 2

                          RHODA L. CHASE
            C/O CHASE ENTERPRISES, ONE COMMERCIAL PLAZA
                        HARTFORD, CT 06103


                                      January 14, 1998


Insurance Holdings Limited Partnership
C/O Chase Enterprises
One Commercial Plaza
Hartford, CT 06103

Re:  LOAN OF COMMON STOCK OF ACCEL INTERNATIONAL CORPORATION

This letter will set forth a modification to an Agreement entered into between Rhoda L. Chase (the "Lender") and Insurance Holdings Limited Partnership (the "Borrower") regarding shares of stock of ACCEL International Corporation (the "Company") dated December 15, 1995 and amended July 31, 1997 ("the Agreement"). The purpose of this modification is to decrease the number of shares from 670,000 to 335,000. To this end, effective January 14, 1998 paragraph 1 of the Agreement is amended to read as follows:

     1. Lender hereby confirms that it has loaned to Borrower 335,000 shares of the common stock, no par value of the Company ("Borrowed Securities").

Please confirm that the foregoing sets forth our understanding regarding the modification of the Agreement for the Borrowed Securities by signature below.

                                      Very truly yours,

                                      /s/ Rhoda L. Chase

                                      Rhoda L. Chase

THE FOREGOING IS HEREBY
CONFIRMED AND AGREED TO:

Insurance Holdings Limited Partnership
By:  Chase Insurance Corporation
Its: General Partner


     /S/ CHERYL A. CHASE
By:  Cheryl A. Chase
Its: Executive Vice President